Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41775, 33-52616, 33-71792, 33-79094, 33-89786,
and 333-56093) and Registration Statement on Form S-3 (No. 333-76089) of DENTSPLY International Inc. of our report dated December 10, 2001 relating to the financial statements of Degussa Dental Group, which appears in the Current Report on Form 8-K/A of DENTSPLY International Inc. dated October 2, 2001.


/s/ PricewaterhouseCoopers GmbH

Stuttgart, Germany
December 14, 2001




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